HYNES & HOWES INSURANCE COUNSELORS, INC.
                                 Balance Sheet
                            March 31, 2000 and 1999
                                  (Unaudited)

                                                          March 31,
                                                   2000              1999
         Assets
Current Assets:
  Cash in Bank                              $    15,557       $    50,189
  Other Current Assets                           28,712             8,050
    Total Current Assets                    $    44,269       $    58,239

Investments:
  Investment in Affiliated Company          $     2,877       $     2,720
  Contracts Receivable-Real Estate              686,888           621,615
  Notes Receivable                                    0             2,297
  Equipment                                       7,347                 0
    Total Investments                       $   697,112       $   626,632

      Total Assets                          $   741,381       $   684,871

         Liabilities and Stockholders' Equity

Current Liabilities:
  Buyers Escrow                                   7,761             6,861
  Contract Payable                                3,889                 0
    Total Current Liabilities               $    11,650       $     6,861

Long Term Liabilities
  Contracts Payable                              14,656                 0
      Total Liabilities                     $    26,306       $     6,861

Stockholders' Equity:
  Capital Stock, no par value, 100,000,000 shares
    authorized, 11,260,675 shares issued    $ 3,780,765       $ 3,780,765
  Paid in Capital                                   100               100
  Retained Earnings (Deficit)                (3,032,538)       (3,069,603)
  Treasury Stock, at cost                       (33,252)          (33,252)

    Total Stockholders' Equity              $   715,075       $   678,010

    Total Liabilities and Stockholders'
      Equity                                $   741,381       $   684,871